Exhibit 99.1
Harmonic Announces First Quarter Results
Strong Year-over-year Growth in Sales and Bookings;
Extending Video Market Leadership with New Product Introductions and Agreement to Acquire Omneon, Inc.
SUNNYVALE, Calif.— May 6, 2010—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended April 2, 2010. In a separate press release issued earlier today, the Company also announced that it has entered into a definitive agreement to acquire Omneon, Inc., a leading privately-held supplier of products and solutions for the production, transformation and distribution of digital media.
For the first quarter of 2010, the Company reported net sales of $84.8 million, up 25% from $67.8 million in the first quarter of 2009. Total bookings in the first quarter of 2010 were $91 million, up 60% from approximately $57 million for the same period in 2009.
The strong year-over-year growth in sales and bookings reflected stronger demand across many different markets worldwide, particularly from domestic cable customers. International sales represented 50% of net sales for the first quarter of 2010.
Harmonic also achieved a strong sequential increase in its gross margins, reflecting the continued success of its new products and solutions, and its product design and sourcing strategy.
The Company reported GAAP net income for the first quarter of 2010 of $5.3 million, or $0.05 per diluted share, compared to a GAAP net loss for the first quarter of 2009 of $18.8 million, or $0.20 per share, which included charges incurred as a result of the acquisition of Scopus in March 2009. Excluding non-cash accounting charges for stock-based compensation expense, the amortization of intangibles and certain tax adjustments, the non-GAAP net income for the first quarter of 2010 was $5.8 million, or $0.06 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.04 per diluted share, for the same period of 2009. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of April 2, 2010, the Company had cash, cash equivalents and short-term investments of $267.8 million, compared to $271.1 million as of December 31, 2009.
“We’re very pleased with our year-over-year growth in sales and bookings in the first quarter,” said Patrick Harshman, President and Chief Executive Officer. “While the first quarter is usually the slowest period of the year, we believe both the customer spending environment and our competitive position are stronger than a year ago, and we ended the quarter with considerable business momentum and a strong backlog and deferred revenue position.
“As we move further into 2010, we expect to continue to extend our market reach, maintain strong operating efficiencies and introduce powerful new video delivery solutions. We expect to further strengthen our leadership position within our industry through our proposed acquisition of Omneon. We believe the addition of Omneon will enable us to significantly expand our relationships with video content owners and further strengthen our position as a leading provider of innovative solutions for the world’s leading media companies.”
Business Outlook
Harmonic anticipates that combined net sales for the second and third quarters of 2010 will be in a range of $180 to $190 million. GAAP gross margins and operating expenses for the second and third quarters of 2010 are expected to be in a range of 46% to 48% and $76.5 to $78.5 million, respectively. Non-GAAP gross margins and operating expenses for the second and third quarters of 2010, which exclude charges for stock-based compensation and the amortization of intangibles, are anticipated to be in a range of 49% to 51% and $70 to $72 million, respectively. These anticipated results exclude any financial impact of, or related to, the proposed acquisition of Omneon, which is expected to close during the third quarter of 2010.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results and the proposed acquisition of Omneon at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 50189705). The replay will be available after 6:00 P.M. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 50189705).
About Harmonic Inc.
Harmonic Inc. is redefining video delivery with the industry’s most powerful solutions for delivering live and on-demand video to TVs, PCs and mobile devices. Harmonic’s 20 years of technical innovation and market leadership enable the company to offer a unique and comprehensive solution portfolio—including encoding, transcoding, content preparation, stream processing, asset management, edge processing, and delivery. Broadcast, cable, Internet, mobile, satellite and telecom service providers around the world choose Harmonic’s IP-based digital video, software, and broadband edge and access solutions. Using these award-winning and industry-leading solutions, operators can reduce costs and differentiate their services by offering consumers a higher quality, personalized multi-screen experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our expectations regarding our final results for the first quarter ended April 2, 2010; our expectation that we will continue to extend our market reach, maintain strong operating efficiencies and introduce powerful new video delivery solutions; our expectation that we will further strengthen our leadership position within our industry through our proposed acquisition of Omneon; our belief that the acquisition of Omneon will enable us to significantly expand our relationships with video content owners and further strengthen our position as a leading provider of innovative solutions for the world’s leading media companies; our expectation that we will complete our acquisition of Omneon, Inc. in the third quarter of 2010, if at all; and our expectations regarding net sales, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the second and third quarters of 2010. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: the acquisition of Omneon does not close when expected, or at all; if we do complete the acquisition of Omneon, we will not be able to integrate Omneon into our business as effectively or efficiently as expected; Omneon does not provide Harmonic with the benefits that we currently expect from the acquisition; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2009 and our current reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 2 ,2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$155,960	$152,477
Short-term investments	111,838	118,593
Accounts receivable, net	70,041	64,838
Inventories	39,609	35,066
Deferred income taxes	26,503	26,503
Prepaid expenses and other current assets	24,043	20,821

Total current assets	427,994	418,298

Property and equipment, net	28,750	25,941

Goodwill, intangibles and other assets	111,334	112,065

	$568,078	$556,304

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	21,217	22,065
Income taxes payable	1,675	609
Deferred revenue	41,391	32,855
Accrued liabilities	31,092	37,584

Total current liabilities	95,375	93,113

Income taxes payable, long-term	41,391	43,948
Financing liability, long-term	11,127	6,908
Other non-current liabilities	2,736	4,862

Total liabilities	150,629	148,831

Stockholders’ equity:
Common stock	2,285,051	2,280,041
Accumulated deficit	(1,867,214)	(1,872,533)
Accumulated other comprehensive loss	(388)	(35)

Total stockholders’ equity	417,449	407,473

	$568,078	$556,304

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2010	April 3, 2009
Net sales	$84,822	$67,756

Cost of sales	44,016	42,371

Gross profit	40,806	25,385

Operating expenses:
Research and development	16,966	14,496
Selling, general and administrative	20,845	21,290
Amortization of intangibles	534	389

Total operating expenses	38,345	36,175

Income (loss) from operations	2,461	(10,790)

Interest and other income, net	13	864

Income (loss) before income taxes	2,474	(9,926)

Provision for (benefit from) income taxes	(2,845)	8,917

Net income (loss)	$5,319	$(18,843)

Net income (loss) per share
Basic	$0.06	$(0.20)

Diluted	$0.05	$(0.20)

Shares used to compute net income (loss) per share:
Basic	96,684	95,306

Diluted	97,344	95,306

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	April 2, 2010	April 3, 2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$5,319	$(18,843)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Amortization of intangibles	2,616	1,886
Depreciation	2,333	1,855
Stock-based compensation	3,243	2,374
Net loss on disposal of fixed assets	19	37
Deferred income taxes	(1,422)	¯
Other non-cash adjustments, net	567	626
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(5,204)	17,329
Inventories	(4,512)	4,583
Prepaid expenses and other assets	(1,101)	9,524
Accounts payable	(3,356)	(3,203)
Deferred revenue	6,445	(3,068)
Income taxes payable	(1,616)	153
Accrued excess facilities costs	(1,697)	(1,556)
Accrued and other liabilities	(4,613)	(16,423)

Net cash used in operating activities	(2,979)	(4,726)

Cash flows provided by (used in) investing activities:
Purchases of investments	(35,367)	(60,657)
Proceeds from sale and maturities of investments	41,292	58,728
Acquisition of property and equipment, net	(1,153)	(1,455)
Acquisition of Rhozet	¯	(453)
Acquisition of Scopus	¯	(62,397)

Net cash provided by (used in) investing activities	4,772	(66,234)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	1,736	2,025

Net cash provided by financing activities	1,736	2,025

Effect of exchange rate changes on cash and cash equivalents	(46)	(65)

Net increase (decrease) in cash and cash equivalents	3,483	(69,000)
Cash and cash equivalents at beginning of period	152,477	179,891

Cash and cash equivalents at end of period	$155,960	$110,891

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended
	April 2,		April 3,
	2010		2009
Product
Video Processing	$38,890	46%	$35,664	53%
Edge & Access	35,544	42%	24,243	36%
Services and Support	10,388	12%	7,849	11%

Total	$84,822	100%	$67,756	100%

Geography
United States	$42,592	50%	$32,118	47%
International	42,230	50%	35,638	53%

Total	$84,822	100%	$67,756	100%

Market
Cable	$56,017	66%	$38,214	57%
Satellite	14,970	18%	15,798	23%
Telco & Other	13,835	16%	13,744	20%

Total	$84,822	100%	$67,756	100%

NOTE:	We have revised our product categories to move software products into the Video Processing category. The data for Q1 2009 has been revised to conform with this presentation.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP financial measures presented here are gross margin, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
-	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the integration of its acquisition of Scopus in March 2009, as well as other severance costs related to headcount reduction actions in response to the global economic slowdown. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

-	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus and estimating income from subleases of buildings. Similar facilities charges have been incurred in connection with vacating certain buildings leased by Scopus which are no longer required. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

-	Product Discontinuance

In connection with the rationalization of product lines following the acquisition of Scopus, the Company recorded charges for excess inventory in connection with products which have been discontinued or which are excess to requirements as they are expected to be sold on a very limited basis. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Acquisition Fees and Expenses

In accordance with the requirements of new business combination accounting standards, which the Company adopted on January 1, 2009, fees and expenses paid to professional advisers in connection with the acquisition of Scopus in March 2009 have been expensed. These acquisition-related costs are of a one-time nature and the Company excludes costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor does their inclusion in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

•	Non-Cash Items
-	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.

-	Amortization of Intangibles

The Company has incurred charges for amortization of intangibles related to acquisitions made by the Company. The Company excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.

-	Purchase Accounting Fair Value Adjustments Related to Inventory

The Company has incurred a charge related to the fair value write-up of acquired inventory sold. GAAP purchase accounting rules require that inventory we acquired in connection with the acquisition of Scopus be written-up to estimated fair market value. Management believes that the charge arising from the fair value write-up of acquired inventory sold does not reflect the actual inventory costs incurred by Scopus prior to the acquisition and does not reflect expected future inventory costs nor does the inclusion of this information in calculating our results of operations provide a meaningful comparison of current versus prior operating results.

-	Provision/Benefit for Income Taxes

The Company has assumed an effective tax rate of 35% in 2009 and 30% in 2010 because management believes that these rates are indicative of the normalized tax rate for Harmonic and its consolidated subsidiaries on a global basis. Management believes that these rates i) more appropriately reflect a provision for income taxes based on computed and expected amounts of non-GAAP pre-tax income, and ii) exclude the impact of certain discrete events which can cause quarterly tax provisions to be volatile. Certain discrete items are required by GAAP to be recorded in the current period but do not reflect future expected tax provisions or effective rates nor does the inclusion of this information in calculating our net income provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended April 2, 2010			Three Months Ended April 3, 2009
	Gross	Operating	Net Income	Gross	Operating	Net Income
(In thousands)	Margin	Expense	(loss)	Margin	Expense	(loss)

GAAP	$40,806	$38,345	$5,319	$25,385	$36,175	$(18,843)
Cost of sales related to severance costs				676		676
Cost of sales related to Scopus product discontinuance				5,965		5,965
Cost of sales related to stock based compensation expense	478		478	337		337
Research and development expense related to restructuring costs					(581)	581
Research and development expense related to stock based compensation expense		(1,109)	1,109		(870)	870
Selling, general and administrative expense related to restructuring costs					(1,298)	1,298
Selling, general and administrative expense related to stock based compensation expense		(1,656)	1,656		(1,166)	1,166
Selling, general and administrative expense related to excess facilities expense					(33)	33
Acquisition costs related to Scopus					(3,367)	3,367
Amortization of intangibles	2,082	(534)	2,616	1,479	(389)	1,868
Discrete tax items and adjustments			(5,345)			6,735

Non-GAAP	$43,366	$35,046	$5,833	$33,842	$28,471	$4,053

GAAP income (loss) per share – basic			$0.06			$(0.20)

GAAP income (loss) per share –diluted			$0.05			$(0.20)

Non-GAAP income per share – basic			$0.06			$0.04

Non-GAAP income per share –diluted			$0.06			$0.04

Shares used in per-share calculation – basic			96,684			95,306

Shares used in per-share calculation – diluted, GAAP			97,344			95,306

Shares used in per-share calculation – diluted, non-GAAP			97,344			95,691